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                                                                    EXHIBIT 16.1




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


March 22, 2002

Dear Sir/Madam:

We have read the first five paragraphs of Item 4 included in the Form 8-K dated March 21, 2002 of ChoicePoint Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,



/s/ Arthur Andersen LLP

Copy to:  Michael S. Wood, Chief Financial Officer, ChoicePoint Inc.


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